SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 8, 2013

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, NY (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On May 8, 2013, SIGA Technologies, Inc., a Delaware corporation (“SIGA” or “the Company”) concluded, based on the recommendation of management, that the previously issued consolidated financial statements for the years ended December 31, 2011 and 2010 included in the Company’s most recently filed annual report on Form 10-K (the “Affected Financial Statements”) are no longer appropriate to rely upon because they failed to account for certain outstanding warrants to purchase common stock of the Company (the “Warrants”) as liabilities rather than equity and to account for non-cash charges resulting from required periodic “mark-to-market” adjustments of the Warrants.  On May 10, 2013, the Company issued a press release announcing this conclusion. The relevant Warrants were issued prior to 2011. The Company has determined that the Affected Financial Statements should be restated to reflect the aforementioned liabilities and non-cash charges.

The Company has concluded that the only change required to its previously filed consolidated balance sheets and consolidated statements of operations and comprehensive income/loss will be the recording of the appropriate liabilities and non-cash charges in the appropriate reporting periods and the effects therefrom. No other change to its previously filed consolidated balance sheets or consolidated statements of operations and comprehensive income/loss is anticipated. The cumulative impact of the restatement is expected to result in a decrease in the total stockholders' equity balance and a corresponding increase in total liabilities of approximately $700,000 at December 31, 2012.

There is no impact on net cash flows for the 2011 and 2010 annual periods because the changes in the fair value of common stock warrants are recorded as non-cash charges that adjust net loss or earnings to reconcile to net cash used in operating activities on the Company’s consolidated statements of cash flows.

The Company will account for the relevant Warrants in accordance with ASC 815, Derivatives and Hedging.  ASC 815 requires that free-standing derivative financial instruments that contain certain anti-dilution provisions be classified as assets or liabilities at the time of the transaction, and be recorded at their fair value. ASC 815 also requires that any subsequent change in the fair value of the derivative instruments be reported in earnings or loss for so long as the derivative contracts are classified as assets or liabilities.

The Company is currently preparing an amendment to its previously filed annual report on Form 10-K for the year ended December 31, 2012 in order to restate its financial statements for each of the years ended December 31, 2011 and December 31, 2010.  In connection with the Company’s accounting review, management is evaluating whether there is any deficiency in the Company’s internal controls over financial reporting.

In order to provide the Company adequate time to make the necessary accounting adjustments, the Company currently anticipates filing a Form 12b-25 in order to extend by 5 calendar days the time period for the filing of its quarterly report on Form 10-Q.

The Company’s Audit Committee has discussed with the Company’s independent registered public accounting firm the matters disclosed in this filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 10, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date:  May 10, 2013